Pacific Funds Series Trust NSAR 3-31-15
EXHIBIT 77B
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Board of Trustees of Pacific Funds Series Trust:

In planning and performing our audit of the financial statements of Pacific Funds Series Trust (formerly Pacific Life Funds) (the "Trust") comprising PF Floating Rate Loan Fund (formerly PL Floating Rate Loan
Fund), PF Inflation Managed Fund (formerly PL Inflation Managed Fund),
PF Managed Bond Fund (formerly PL Managed Bond Fund), PF Short Duration
Bond Fund (formerly PL Short Duration Bond Fund), PF Emerging Markets Debt Fund (formerly PL Emerging Markets Debt Fund), PF Comstock Fund (formerly
PL Comstock Fund), PF Growth Fund (formerly PL Growth Fund), PF Large-Cap Growth Fund (formerly PL Large-Cap Growth Fund), PF Large-Cap Value Fund (formerly PL Large-Cap Value Fund), PF Main Street Core Fund (formerly
PL Main Street Core Fund), PF Mid-Cap Equity Fund (formerly PL Mid-Cap Equity Fund), PF Mid-Cap Growth Fund (formerly PL Mid-Cap Growth Fund),
PF Small-Cap Growth Fund (formerly PL Small-Cap Growth Fund), PF Small-Cap Value Fund (formerly PL Small-Cap Value Fund), PF Real Estate Fund (formerly PL Real Estate Fund), PF Emerging Markets Fund (formerly PL Emerging Markets
Fund), PF International Large-Cap Fund (formerly PL International Large-Cap
Fund), PF International Small-Cap Fund, PF International Value Fund
(formerly
PL International Value Fund), PF Currency Strategies Fund (formerly PL Currency Strategies Fund), PF Global Absolute Return Fund (formerly PL Global
Absolute Return Fund), PF Precious Metals Fund (formerly PL Precious Metals
Fund), Pacific FundsSM Portfolio Optimization Conservative (formerly PL Portfolio Optimization Conservative Fund), Pacific FundsSM Portfolio Optimization Moderate-Conservative (formerly PL Portfolio Optimization Moderate-Conservative Fund), Pacific FundsSM Portfolio Optimization Moderate (formerly PL Portfolio Optimization Moderate Fund), Pacific FundsSM Portfolio
Optimization Growth (formerly PL Portfolio Optimization Moderate-Aggressive
Fund), Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly
PL Portfolio Optimization Aggressive Fund), Pacific FundsSM Diversified Alternatives (formerly PL Diversified Alternatives Fund), Pacific FundsSM Short Duration Income (formerly PL Short Duration Income Fund), Pacific FundsSM Core Income (formerly PL Income Fund), Pacific FundsSM Strategic Income (formerly PL Strategic Income Fund), Pacific FundsSM Floating Rate Income (formerly PL Floating Rate Income Fund), Pacific FundsSM Limited Duration High Income (formerly PL Limited Duration High Income Fund) and Pacific FundsSM High Income (formerly PL High Income Fund) (collectively, the "Funds"), as of and for the year ended March 31, 2015 (as to the PF International Small-Cap Fund, for the period from January 14, 2015 (commencement of operations) through March 31, 2015), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management nd directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of March 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of Pacific Funds Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
May 28, 2015